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                                                                    EXHIBIT 10.1


                         FINANCIAL CONSULTING AGREEMENT


         AGREEMENT made as of this 2nd day of June 1997 by and between THE WIDECOM GROUP INC. (the "Company") with an address at 55 City Centre Drive, Mississauga, Ontario Canada L5B 1M3 and ALEX MOORE & CO. (the "Consultant"), with address at 3333 New Hyde York Road, New Hyde Park, New York 11040.

                                   WITNESSETH

         WHEREAS, the Company desires to retain the Consultant to provide on-going financial services; and

         WHEREAS, the Consultant desires to be retained to render such services.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

         1. The Company hereby retains the Consultant and the Consultant hereby accepts such retention to perform consulting services related to;

         (a) assisting in finding acquisitions, joint ventures and/or developing business opportunities;

         (b) upon request, assisting in the preparation of capital and operating expense budgets and business plans for the Company;

         (c) analyzing forecasts of cash flow and income for the company and advising with respect to significant variances from forecasts and budgets;

         (d) analyzing the company's short and long term debt position and its capital requirements;

         (e) analyzing potential merger and acquisition candidates for the Company;

         (f) assisting the Company in the structuring of any required financings, including but not limited to, the determination of whether any such financing should be for equity or debt securities of the Company or a combination thereof;

         (g) assisting the Company in screening, evaluating, and recommending commercial and investment bankers, underwriters and
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professional, consultants in order to carry out the Company's goals, including but not limited to, when necessary, finding an appropriate direct source or broker-dealer to raise sufficient capital for working capital purposes and/or proposed mergers or acquisitions through the public or private placement of securities of the Company or a combination thereof, or directly placing such securities with a private group;

         (h) advising the Company on the preparation of appropriate presentations and documents to consummate any desired financing, acquisition or merger; and

         (i) establishing and fostering relationships between the Company and the financial community, including brokers, investment bankers, financial analysts, institutional investors and stockholders.

         In regard to the foregoing, subject to the terms set forth below, the Consultant shall furnish to the Company advice and recommendations with respect to such aspects of the business and affairs of the Company as the Company shall, from time to time, reasonably request upon no less than three business days notice, unless the Consultant agrees to a lesser amount of notice for specific requested services hereunder.

         2. In addition, the consultant shall hold itself ready to assist the Company in negotiating particular contracts or transactions, if requested to do so by the Company upon reasonable notice. Nothing herein shall require the company to utilize the Consultant's services in any particular transaction nor shall it limit the Company's obligations arising under any other agreement or understanding.

         3. For the services described in paragraph 1 above, the Company shall:

         (a) pay to the Consultant a monthly fee of $1,000 for the full term of twelve months from the date hereof (the "Initial Term"), payable monthly in advance.

         (b) grant two Tranches of Warrants to the consultant to purchase shares of Common Stock. The Warrants shall be non- assignable (except that 15% of the number of Warrants can be assigned to a designee of the Consultant) and exercisable as follows: (i) Tranch 1 - 146,000 Warrants to purchase a like number of shares of the Company's Common Stock at a price of $3.50 per share. The exercise period for these Warrants shall expire six months from the Effective Date of the Registration Statement referable thereto; and (ii) Tranch II - 146,000 Warrants to purchase a like number of shares of the Company's common Stock at a price of $2.50 per share. The exercise period for Tranch II Warrants shall commence after the exercise of the Tranch I Warrants


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and expire one year from the Effective Date of the Registration Statement referable thereto. The Company agrees, at its sole expense, to use its best efforts to cause the Common Stock underlying the 146,000 Tranch I Warrants referred to in this subsection to become registered as soon as may be practicable under the Securities Act of 1933, as amended (the "Act"). The Company agrees, at its sole expense, to use its best efforts to cause the Common Stock underlying the 146,000 Tranch II Warrants to become registered under the Securities Act of 1933, as amended (the "Act"). Nevertheless, the Company may defer the filing of the Registration Statement referable to the Tranch II Warrants for up to sixty days following the Effective Date of the Registration Statement referable to the Tranch I Warrants. The Company further agrees that it will keep the Registration Statement current during such time as the Warrants may be exercised.

         (c) In additional to its monthly compensation hereunder, the Company will reimburse the consultant for any and all reasonable expenses incurred by the Consultant in the performance of its duties hereunder, and the Consultant shall account for such expenses to the Company; provided, however, that any expenses in excess of $250 shall require the prior written approval of the Company. Such reimbursement shall accumulate and be paid monthly.

         4. All obligations of the Consultant contained herein shall be subject to the Consultant's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. The Consultant shall devote such time and effort to the performance of its duties hereunder as it shall deem appropriate. The Company shall furnish to the Consultant all information relevant to the performance by the Consultant of its obligations under this Agreement, or particular project as to which the Consultant is acting as advisor, which will permit the Consultant to know all facts material to the advice to be rendered, and all material or information reasonably requested by the Consultant. In the event that the company fails or refuses to furnish any such material or information reasonably requested by the Consultant, and thus prevents or impedes the Consultant's performance hereunder, any inability of the Consultant to perform shall not be a beach of its obligations hereunder.

         5. Nothing contained in this Agreement shall limit or restrict the right of the no less than three business days' notice, unless the Consultant or of any partner, employee, agent or representative of the consultant, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether of a similar nature or not, nor to limit or restrict the right of the consultant to render services of any kind to any other corporation, firm, individual or association, provided such entity is not a direct competitor of the Company.



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         6. The Consultant will hold in confidence any confidential information which the company provides to the Consultant pursuant to this Agreement unless the company gives the Consultant permission in writing to disclose such confidential information to a specific third party. In addition, all confidential information which the Company previously provided Consultant shall be considered confidential information for purposes of this Agreement. The Consultant shall not transfer or otherwise disseminate any such confidential information to third persons without such persons signing confidentiality agreements similar to this Paragraph 6. Notwithstanding the foregoing, the consultant shall not be required to maintain confidentiality with respect to information which (i) is or becomes part of the public domain; (ii) it had independent knowledge prior to disclosure; (iii) comes into the possession of the Consultant in the normal and routine course of his own business from and through independent non-confidential sources; or (iv) is required to be disclosed by the Consultant by governmental requirements. If the Consultant is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of his dealings with the Company or its representatives, the Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

         7. The Company and the Consultant agree to indemnify and hold each other harmless for their respective acts and omissions, alleged or actual, including their respective partners, employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of the Company) from and against any and all losses, claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in respect to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which the Consultant or the Company is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of the consultant's service pursuant to this Agreement. This paragraph shall survive the termination of this Agreement.

         8. This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

         9. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of


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this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                                     THE WIDECOM GROUP, INC.



                                                     By: _______________________
                                                              Authorized Officer


                                                     ALEX MOORE & CO.



                                                     By: _______________________
                                                              Authorized Officer



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